UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2007

NETBANK, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-22361	58-2224352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1015 Windward Ridge Parkway, Alpharetta, GA		30005
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  770-343-6006

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

On June 15, 2007, NetBank, FSB (the “Bank”), a wholly-owned subsidiary of NetBank, Inc. (the “Company”), entered into an Agreement for Purchase and Sale of Servicing (the “Purchase Agreement”) with EverBank, a federal savings bank, pursuant to which the Bank has agreed to sell its remaining mortgage servicing rights (the “MSRs”) to EverBank for approximately $27.2 million, subject to adjustment as set forth in the Purchase Agreement.  The MSRs have a related unpaid principal balance of approximately $3.2 billion as of May 31, 2007.  The Company anticipates that the transaction will result in a loss on sale of approximately $7.5 million at close.  The sale is expected to close on, and the MSRs transfer effective as of, July 2, 2007.  As previously reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 24, 2007, the Bank entered into an Asset Purchase Agreement with EverBank dated May 18, 2007, providing for the transfer of certain other assets and liabilities of the Bank (the “APA Transaction”).

The Purchase Agreement calls for EverBank to retain a holdback of 10% of the purchase price, which holdback would be released to the Bank upon the Bank’s fulfillment of certain obligations commonly associated with MSR sales. In particular, 50% of the holdback would be paid to the Bank upon the Bank’s completion, in all material respects, of the delivery requirements in EverBank’s transfer instructions and EverBank’s receipt of at least 75% of the recorded assignments for the mortgages being transferred.  The remaining balance of the holdback, less $300,000, would be paid to the Bank upon EverBank’s receipt of at least 95% of the recorded assignments for the mortgages being transferred.  The remaining amount of the holdback would be paid to the bank upon EverBank’s receipt of all remaining delivery requirements set forth in the Purchase Agreement.  In addition, EverBank may withhold, in good faith, other amounts equivalent to the out-of-pocket damages and expenses EverBank expects to sustain if the Bank’s representations and warranties are found to be false in any material respect or if the Bank has otherwise materially defaulted under the Purchase Agreement; provided that notice has been delivered to the Bank and an acceptable cure has not been effected by the date such holdback payment is due.

The Purchase Agreement contains standard representations, warranties and covenants on the part of the Bank and EverBank. Also, the Bank has agreed to certain standard indemnities for losses, damages and claims relating to misrepresentation by it under the Purchase Agreement, defects in mortgage loans transferred, acts or omissions relating to the servicing prior to transfer, failure of the Bank to produce any payment history relating to any of the loans, or any litigation due to acts or omissions prior to the transfer. EverBank has agreed to certain standard indemnities for losses, damages and claims occurring after the transfer.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement attached hereto as Exhibit 10.1 and incorporated by reference herein.

The Purchase Agreement has been included to provide investors with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Purchase Agreement is not intended to be a source of factual, business or operational information about the parties.

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed to by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the Purchase Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Bank or any of their subsidiaries.

Item 2.05  Costs Associated with Exit or Disposal Activity.

On June 15, 2007, the authorized officers of the Company implemented a plan to shut down the operations of its mortgage servicing platform.  As a result, the Bank’s sub-servicing relationship with IXIS Real Estate Mortgage Capital Corporation will be terminated effective in August 2007.   The Company currently expects that the shut down of the servicing platform will be substantially complete in approximately 60 days.

The Company has not yet determined an estimate of the amount or range of amounts of the charges in connection with the shutdown of the mortgage servicing platform.  The Company shall file an amended Current Report on Form 8-K/A under Item 2.05 within four business days after it makes a determination of such an estimate or range of estimates.

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported in the Company’s Current Report on Form 8-K filed with the SEC on March 23, 2007, the Company received a written Staff Determination Notice from the NASDAQ Stock Market (“NASDAQ”) on March 20, 2007, stating that the Company was not in compliance with NASDAQ Marketplace Rule 4310(c)(14) because it did not timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (the “2006 Form 10-K”), and therefore, the Company’s common stock was subject to delisting from The NASDAQ Global Market.  In response to the notice and pursuant to applicable NASDAQ rules, the Company requested, and was granted, a hearing before a NASDAQ Listing Qualifications Panel (the “Panel”).  At the hearing before the Panel, which was held on May 3, 2007, the Company requested NASDAQ’s continued listing of the Company’s common stock on The NASDAQ Global Market.

In addition, as previously reported in the Company’s Current Report on Form 8-K filed with the SEC on May 15, 2007, the Company received a second written Staff Determination Notice from NASDAQ on May 14, 2007 stating that the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 (the “Form 10-Q”) constituted an additional basis for delisting of the Company’s common stock from the The NASDAQ Global Market.

On June 21, 2007, the Company received a written decision from the Panel granting the Company’s request for continued listing on the NASDAQ Global Market, subject to certain conditions discussed below.  As a condition to continued listing, the Company must file the 2006 Form 10-K and the Form 10-Q on or before July 18, 2007.  In addition, on or before July 18, 2007, the Company must make a written submission to the Panel addressing the Company’s plan and ability to sustain long term compliance with all requirements for continued listing on The NASDAQ Global Market.  In addition to the timely filing of all required SEC reports as set forth in NASDAQ Marketplace Rule 4310(c)(14), for continued listing on the NASDAQ Global Market an issuer must, among other things, have a minimum bid price of $1.00 per share for its common stock.  A bid price deficiency would occur if the bid price of the Company’s common stock was below $1.00 for a period of 30 consecutive business days.  As of the date of this Current Report on Form 8-K, the bid price of the Company’s common stock has closed below the minimum $1.00 per share for 23 consecutive business days.   The Company can make no assurances that the bid price of its common stock will not close below the $1.00 per share for a total of 30 consecutive business days.

For additional information on the Company’s current plan to file the 2006 Form 10-K and the Form 10-Q see Item 8.01 below of this Current Report on Form 8-K under the heading “Filing of Periodic Reports.”  The Company intends to use all reasonable efforts to regain compliance with the listing requirements, but there can be no guarantee that the Company will regain compliance, or will be able to demonstrate a plan to sustain compliance, in time to avoid delisting by NASDAQ.  For information regarding the risks associated with delisting of the Company’s common stock, see Exhibit 99.2 of the Company’s Current Report on Form 8-K filed with the SEC on January 3, 2007, under the heading, “Our Failure to Timely File our Annual Report on Form 10-K for the Year Ending December 31, 2006 May Lead to A Delisting of Our Common Stock from the NASDAQ Global Market,” which information is incorporated herein by reference.

Item 8.01  Other Events.

Commercial Money Center (“CMC”) Litigation Update.

Recent Decision.  On June 6, 2007, United States Bankruptcy Judge John J. Hargrove (the “Bankruptcy Court”) issued a Memorandum Decision stating in part that the Bank did not have constructive possession of the leases (the “Royal Leases”) guaranteed by Royal Indemnity Company (“Royal”), and granted the motion for summary judgment filed by the trustee in bankruptcy for CMC (the “Trustee”).  The motion was granted on the ground that the Bank did not have a perfected security interest in the lease payment streams (the “Royal Payment Streams”).  The Company believes that the Bankruptcy Court’s June 6, 2007 decision was not a significant new development since the Bankruptcy Court had previously ruled in 2005 that the Bank was required, but failed, to perfect its interest in the Royal Payment Streams that were transferred to the Bank from CMC because such Payment Streams were really chattel paper rather than payment intangibles, and that the sale transactions from CMC to the Bank should be characterized as “loans” rather than “sales.”  In addition, in its June 6, 2007 decision, the Bankruptcy Court stated that its 2005 decision had also implicitly decided that the bonds issued by Royal were supporting obligations of the Royal Leases under the Uniform Commercial Code and would only belong to the Bank if the Bank’s interest in the Royal Payment Streams had been perfected.  Upon appeal of the Bankruptcy Court’s 2005 decision, the Bankruptcy Appellate Panel (the “BAP”) issued its opinion in 2006 reversing the Bankruptcy Court’s decision that the Payment Streams were chattel paper rather than payment intangibles under the Uniform Commercial Code. Therefore, perfection would have been automatic if the transactions involving the Payment Streams were “sales” rather than “loans.” However, the BAP affirmed the Bankruptcy Court’s decision that the transactions were more properly characterized as loans rather than sales. Nevertheless, the BAP found that the Bank raised genuine issues of fact as to whether its interests were perfected by possession through an agent such as Royal, and that the Trustee did not meet his burden on this issue by submitting uncontested evidence regarding who held the Royal Leases at the relevant times. The BAP held that this genuine issue of material fact precluded summary judgment for the Trustee. Accordingly, the BAP remanded the case back to the Bankruptcy Court.  Subsequently, the Trustee filed his motion for summary judgment and the Bankruptcy Court entered its June 6, 2007 decision.

Expected Appeal.  Because of the remand from the BAP, appeal of the BAP’s 2006 decision that the transactions involving the Payment Streams were “loans” rather than “sales” has been stayed.  The Company believes that the Bankruptcy Court erred in its June 6, 2007 decision and plans to appeal it as well the BAP’s 2006 decision affirming the Bankruptcy Court’s characterization of the transactions as “loans.”  The Bankruptcy Court’s June 6, 2007 decision, even if upheld on appeal, does not adversely affect the Bank’s chances of obtaining an order affirming the BAP decision on the payment intangibles issue and a reversal of the BAP decision characterizing the transactions as loans rather than “sales.”  Such a decision would render the Bankruptcy Court’s June 6, 2007 decision a nullity and result in a complete victory for the Bank.  Ultimately, it is anticipated that all of these issues will be decided by the United States Ninth Circuit Court of Appeals.

Impact on MDL Proceeding.  The Trustee’s claims before the Bankruptcy Court and the BAP have been funded by Royal since 2004.  Based upon the terms of Royal’s agreement with the Trustee to fund the bankruptcy litigation against the Bank, if the Trustee were successful in defeating the Bank’s interest in the Payment Streams and the underlying bonds, the Trustee would not be entitled to any benefit on behalf of the bankruptcy estate.  Rather, only Royal would benefit.  Among the Bank’s many claims against Royal in the multi-district litigation proceeding (the “MDL”), which is where the Bank’s claims against Royal and the other sureties are being litigated, is the claim that if the Bank did not have a claim against the bonds guaranteed by Royal due to any failure to perfect a security interest in the Royal Payment Streams, Royal is still responsible for the Bank’s damages since Royal owed the Bank a duty to perfect the security interest.  The Company believes that the Bankruptcy Court’s recent opinion supports the argument that Royal’s failure to file the necessary financing statement or obtain timely possession of the Royal Leases was the cause of the Bank’s loss of any interest in the bonds guaranteed by Royal.  In addition, Royal’s arguments in the bankruptcy case directly contradict Royal’s arguments in the MDL in that in the bankruptcy case Royal argued that, as surety, it had the right, as “servicer” under the Sale and Servicing Agreements (the “SSAs”) between and among CMC, the Bank and the surety, to protect the Bank by acting to remove CMC as the “subservicer” under the SSAs, while in the MDL, Royal argues that it was never a party to any SSAs with the Bank and thus owed the Bank no duties thereunder, including the duty to perfect the aforementioned security interests.

Status of MDL.  There has been no change of status in the MDL, except that on April 13, 2007, the MDL Court extended the time for expert discovery until September 1, 2007.

Developments Relating to Royal.  Royal was sold earlier this year by Royal Sun Alliance Group plc to Arrowpoint Capital LLC (“Arrowpoint”), a company owned by former management of Royal’s U.S. subsidiaries.  As a condition of the sale, the Delaware Department of Insurance required Royal’s U.K. parent to inject $287.5 million in cash into Arrowpoint.  In addition, Royal’s U.K. parent remains subject to jurisdiction in the Delaware courts should any policyholder seek to commence an action against the Royal parties there, and all Royal U.K. affiliates remain under the jurisdiction of the Delaware Department of Insurance with respect to the imposition and applicability of that state’s unfair insurance practice statutes.  Finally, the Delaware Insurance Commissioner appointed a claims monitor to act upon policyholder complaints.

For more information on the CMC litigation and the Bank’s claims against Royal and the other two sureties, see Item 1 of Part II of the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 9, 2006, which is incorporated in this Item 8.01 by reference.

Office of Thrift Supervision Directive

On June 6, 2007, the Office of Thrift Supervision (“OTS”) directed the Company to divest of the Bank and its subsidiaries as soon as possible.  Based upon this directive by the OTS, consummation of the APA

Transaction (which is defined in Item 1.01 above) is important since such consummation would result in the divestiture of most of the Bank.  However, the APA Transaction alone would not fully satisfy the OTS directive since a sale of the Bank’s subsidiary, Market Street Mortgage Corporation (“Market Street”) would also be required.  The Company is actively engaged in the exploration of strategic alternatives regarding Market Street.  In the event the Company is unable to comply with the OTS directive due to an inability to find a strategic alternative for Market Street, regulatory approval of the APA Transaction would become more uncertain.

Filing of Periodic Reports.

As previously reported in the Company’s Form 12b-25 filed with the SEC on  March 16, 2007, the Company was unable to file its Annual Report on Form 10-K for the year ended December 31, 2006 (the “2006 Form 10-K”), by the required filing deadline of March 16, 2007, without unreasonable effort or expense.  Due to the timing of the Company’s engagement of Porter Keadle Moore, LLP (“PKM”) on February 13, 2007, as its new independent registered public accounting firm, PKM was unable to perform and complete the audit of, and render opinions with respect to, the Company’s 2006 financial statements and internal control over financial reporting by the March 16, 2007, deadline for filing the 2006 Form 10-K.

The Company had expected to file the 2006 Form 10-K with the SEC on June 30, 2007.  However, the audit of the Company’s 2006 financial statements and internal control over financial reporting is not complete and the Company continues to work with PKM to complete the 2006 audit.  The Company  plans to file its 2006 Form 10-K as soon as practicable thereafter. The Company currently believes that the 2006 audit will be completed in July 2007 and expects to file the 2006 Form 10-K with the SEC on or before July 15, 2007, although no assurance can be given.  In addition, as previously reported in the Company’s Form 12b-25 filed with the SEC on May 11, 2007, until the 2006 audit is complete and the 2006 Form 10-K is filed with the SEC, the Company will not be in a position to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 (the “Form 10-Q”).  The Company currently expects to file the Form 10-Q with the SEC on or before July 15, 2007, although no assurance can be given.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.  The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
10.1	Agreement for Purchase and Sale of Servicing, dated June 15, 2007, between NetBank and EverBank

Forward-looking Statements

Statements in this Current Report on Form 8-K that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this Current Report on Form 8-K include, but are not limited to: A) the expectation that the transaction with EverBank will close on, and the MSRs will transfer effective as of, July 2, 2007; B) the expectation that we will complete the shut down of the mortgage servicing platform within 60 days; C) the estimate of the costs associated with exiting the mortgage servicing platform; D) the plan to appeal the Bankruptcy Court’s June 6, 2007 and the BAP’s 2006 decisions; and E) the expectation of filing the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, by July 15, 2007.

These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and future trends to differ materially from those expressed in or implied by such forward-looking statements. The Company’s consolidated results of operations and such forward-looking statements could be affected by many factors, including but not limited to: 1) the evolving nature of the market for banking and financial services generally; 2) the cyclical nature of the mortgage banking industry generally; 3) a possible decline in asset quality; 4) changes in general economic or operating conditions that could adversely affect mortgage loan production and sales, mortgage servicing rights, loan delinquency rates and/or loan defaults; 5) the possible adverse effects of unexpected changes in the interest rate environment; 6) adverse legal rulings, particularly in the Company’s litigation over leases originated by Commercial Money Center, Inc.; 7) adverse or additional regulatory action that may have a negative impact upon the Bank’s ability to consummate the transaction with EverBank; 8) any delay or difficulty in satisfying any closing conditions set forth in the Purchase Agreement with EverBank; 9) potential difficulties and uncertainties related to the shutdown of the mortgage servicing platform; 10) any delay or difficulty in completion of the 2006 audit and the preparation of the first quarter financial statements; and 11) any material adjustments necessary as a result of the 2006 audit.

Further information relating to these and other factors that may impact the Company’s results of operations and such forward-looking statements are disclosed in the Company’s filings with the SEC, including under the caption “Item 1A. Risks Factors” in its Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Reports on Form 10-Q for the quarters ended June 30, 2006 and September 30, 2006, as well as Exhibit 99.2 to its Current Report on Form 8-K filed with the SEC on January 3, 2007, and Form 12b-25 filed with the SEC on May 11, 2007. Except as required by the securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETBANK, INC.

Date: June 21, 2007
	By:	/s/Charles E. Mapson
Charles E. Mapson
Chief Legal Counsel